EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 2, 2004, in Amendment No. 1 to the Registration Statement Form SB-2 and related Prospectus of ST Online Corp. for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
August 10, 2004